Exhibit 10.5

PENNYMAC MORTGAGE INVESTMENT TRUST

2009 EQUITY INCENTIVE PLAN

Section 1.               Purpose; Types of Awards; Construction.

The purposes of the PennyMac Mortgage Investment Trust 2009 Equity Incentive Plan (the “Plan”) are to afford an incentive to (i) the officers and trustees of PennyMac Mortgage Investment Trust (the “Trust”) and (ii) the members, officers, trustees, directors and employees of PNMAC Capital Management, LLC, the manager of the Trust (the “Manager”), PennyMac Loan Services, LLC, the loan servicer to the Trust (“PLS”), or their Affiliates and other entities that provide services to the Trust and the employees of such entities, to continue (if applicable) as officers and trustees of the Trust, to continue their service to the Trust, to increase their efforts on behalf of the Trust and to promote the success of the Trust’s business. The Plan provides for the grant of Options, Restricted Shares, Restricted Share Units, unrestricted Shares, LTIP Units and Other Share-Based Awards.

Section 2.               Definitions.

For purposes of the Plan or any Award Agreement, unless such Award Agreement provides otherwise, the following terms shall be defined as set forth below:

(a)           “Affiliate” means (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (ii) any executive officer or general partner of such other Person and (iii) any legal entity for which such Person acts as an executive officer or general partner.

(b)           “Award” means any Option, Restricted Share, Restricted Share Unit, unrestricted Share, LTIP Unit or Other Share-Based Award granted under the Plan.

(c)           “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(d)           “Board” means the Board of Trustees of the Trust.

(e)           “Change in Control” means the happening of any of the following:

(i)            any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Trust, any entity controlling, controlled by or under common control with the Trust, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Trust or any such entity, and with respect to any particular Participant, such Participant and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which such Participant is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of shares of the Trust representing 35% or more of either (A) the combined voting power of the Trust’s then outstanding securities or (B) the then outstanding Shares (other than as a result of an acquisition of securities directly from the Trust); or

(ii)           any consolidation or merger of the Trust where the shareholders of the Trust immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the surviving or resulting entity in the consolidation or merger (or of its ultimate parent entity, if any); or

(iii)          there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Trust, other than a sale or transfer by the Trust of all or substantially all of the Trust’s assets to an entity at least 50% of the combined voting power of the securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Trust immediately prior to such sale or transfer or (B) the approval by shareholders of the Trust of any plan or proposal for the liquidation or dissolution of the Trust; or

(iv)          the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Trustees”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any trustee whose election, or nomination for election by the Trust’s shareholders, was approved or ratified by a vote of a majority of the members of the Board then still in office who were Incumbent Trustees at the beginning of such 24-calendar-month period shall be deemed to be an Incumbent Trustee for purposes of the foregoing.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

(f)            “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

(g)           “Committee” means the committee established by the Board to administer the Plan, the composition of which shall at all times consist of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.

(h)           “Effective Date” means July 24, 2009, the date on which the Plan was adopted by the Board, subject to obtaining the approval of the Trust’s shareholders.

(i)            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

(j)            “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Board. Unless otherwise determined by the Board in good faith, the per share Fair Market Value as of a particular date shall mean (i) the closing sales price per share on the national securities exchange on which the Shares are principally traded, for the last preceding date on which there was a sale of such Shares on such exchange; (ii) if the Shares are then traded in an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market; or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Board, in its sole discretion, shall determine in accordance with any applicable requirements of Section 409A of the Code.

(k)           “Incumbent Trustee” shall have the meaning given to the term under Section 2(e)(iv).

(l)            “Independent Trustees” mean the members of the Board who are not officers or employees of the Manager or an Affiliate thereof and who otherwise are “independent” in accordance with the rules of the New York Stock Exchange or such other national securities exchange on which the Shares may be listed.

(m)          “Initial Public Offering” means the proposed initial public offering of Shares of the Trust in an underwritten offering under the Securities Act.

(n)           “LTIP Unit” means an OP Unit, granted to a Participant under Section 6(b)(iv), subject to the restrictions set forth in such Section.

(o)           “Manager” means PNMAC Capital Management, LLC, the manager of the Trust.

(p)           “Operating Partnership” means PennyMac Operating Partnership, L.P., a Delaware limited partnership.

(q)           “Option” means a right, granted to a Participant under Section 6(b)(i), to purchase Shares.

(r)            “OP Unit” means a unit of partnership interest in the Operating Partnership.

(s)           “Other Share-Based Award” means a right or other interest granted to a Participant that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, including but not limited to unrestricted Shares or distribution equivalent rights.

(t)            “Participant” means an eligible Person who has been granted an Award under the Plan.

(u)           “Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing.

(v)           “Plan” means this PennyMac Mortgage Investment Trust 2009 Equity Incentive Plan, as amended from time to time.

(w)          “PLS” means PennyMac Loan Services, LLC, the loan servicer to the Trust.

(x)            “Removal for Cause” means a removal as a result of a conviction of a felony or a final judgment of a court of competent jurisdiction holding that the applicable Trustee caused demonstrable, material harm to the Trust through bad faith or active and deliberate dishonesty.

(y)           “Restricted Shares” means an Award of Shares to a Participant under Section 6(b)(ii) that may be subject to certain restrictions and to a risk of forfeiture.

(z)            “Restricted Share Unit” means a right granted to a Participant under Section 6(b)(iii) to receive from the Trust or the Operating Partnership Shares, cash or other property at the end of a specified period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(aa)         “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

(bb)         “Shares” means common shares of beneficial interest, par value $0.01 per share, of the Trust.

(cc)         “Trust” means PennyMac Mortgage Investment Trust, a Maryland real estate investment trust, or any successor trust.

Section 3.               Administration.

The Plan shall be administered by the Board. Except with respect to the amendment, modification, suspension or early termination of the Plan and any change or adjustment to the maximum number of Shares and/or OP Units that may be issued pursuant to Awards granted under the Plan pursuant to Section 5, the Board may appoint a Committee to administer all or a portion of the Plan. To the extent that the Board so delegates its authority, references herein to the Board shall be deemed references to the Committee. The Board may delegate to one or more agents such administrative duties as it may deem advisable, and the Committee or any other Person to whom the Board has delegated duties as aforesaid may employ one or more Persons to render advice with respect to any responsibility the Board or such Committee or Person may have under the Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

The Board shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (i) grant Awards; (ii) determine the Persons to whom and the time or times at which Awards shall be granted; (iii)

determine the type and number of Awards to be granted, the number of Shares to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; (iv) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (v) make adjustments in the terms and conditions of Awards; (vi) construe and interpret the Plan and any Award; (vii) prescribe, amend and rescind rules and regulations relating to the Plan; (viii) determine the terms and provisions of the Award Agreements (which need not be identical for each Participant); and (ix) make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all Persons, including but not limited to, the Trust, any parent or subsidiary of the Trust, any Participant (or any Person claiming any rights under the Plan from or through any Participant) and any shareholder. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, except as provided in the third paragraph of Section 5, neither the Board nor the Committee may take any action which would have the effect of reducing the aggregate exercise or purchase price of any Award without obtaining the approval of the Trust’s shareholders.

Section 4.               Eligibility.

Awards may be granted, in the discretion of the Board, to Participants. In determining the Persons to whom Awards shall be granted and the type of any Award (including the number of Shares to be covered by such Award), the Board shall take into account such factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan.

Section 5.               Shares and OP Units Subject to the Plan.

The maximum number of Shares and/or OP Units that may be issued pursuant to Awards granted under the Plan shall be 40,000,000; provided, that no Award may cause the total number of Shares and/or OP Units subject to all outstanding Awards to exceed 8% of the issued and outstanding Shares and/or OP Units on a fully diluted basis (assuming, if applicable, the exercise of all outstanding Options and the conversion of all warrants, OP Units and convertible securities into Shares).  Such Shares and/or OP Units shall be authorized but unissued Shares and OP Units, including Shares or OP Units that have been or may be reacquired by the Trust or the Operating Partnership, respectively, in the open market, in private transactions or otherwise.

If any Shares and/or OP Units subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without the issuance of Shares and/or OP Units to the Participant, or if Shares and/or OP Units are surrendered or withheld by the Trust as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award, the Shares and/or OP Units with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for issuance pursuant to Awards granted under the Plan. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of Shares and/or OP Units as to which the Award is exercised and, notwithstanding the foregoing, such number of Shares and/or OP Units shall no longer be available for Awards under the Plan.  Upon the redemption of any OP Units issued pursuant to an Award in exchange for Shares, such Shares shall no longer be available for Awards under the

Plan, however, such OP Units shall again be available for issuance pursuant to Awards granted under the Plan.

In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Shares, OP Units or other property), recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar transaction or event, affects the Shares and/or OP Units such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Board shall make equitable changes or adjustments to any or all of: (i) the number and kind of Shares, OP Units or other property (including cash) that may thereafter be issued in connection with Awards; (ii) the number and kind of Shares, OP Units or other property (including cash) issued or issuable in respect of outstanding Awards; (iii) the exercise price, grant price or purchase price relating to any Award; and (iv) the performance goals, if any, applicable to outstanding Awards. In addition, the Board may determine that any such equitable adjustment may be accomplished by making a payment to the Award holder, in the form of cash or other property (including but not limited to Shares and/or OP Units).

Section 6.               Terms of Awards.

(a)           General.  The term of each Award shall be for such period as may be determined by the Board. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Trust upon the grant, vesting, maturation or exercise of an Award may be made in such forms as the Board shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, OP Units or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. The Board may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board shall determine.

(b)           Terms of Specified Awards.  The Board is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Board to be consistent with the purposes of the Plan. Such Awards may be granted with vesting, value and/or payment contingent upon attainment of one or more performance goals. Except as otherwise set forth herein or as may be determined by the Board, each Award granted under the Plan shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Board shall determine at the date of grant or thereafter.

(i)            Options.  The Board is authorized to grant Options to Participants on the following terms and conditions:

(A)          Exercise Price.  The exercise price per share purchasable under an Option shall be determined by the Board, but in no event shall the per share exercise price of any Option be less than 100% of the Fair Market Value of a Share on the date of grant of such Option. The exercise price for Shares subject to an Option may be paid in cash or by an exchange of Shares previously owned by a Participant, through a “broker cashless exercise” procedure approved by the

Board (to the extent permitted by law) or a combination of the above, in any case in an amount having a combined value equal to such exercise price; provided that the Board may require that any Share exchanged by such Participant have been owned by such Participant for at least six months as of the date of exercise. An Award Agreement may provide that a Participant may pay all or a portion of the aggregate exercise price by having Shares with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Trust.

(B)           Term and Exercisability of Options.  Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Board may determine, as reflected in the Award Agreement; provided that the Board shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full Shares as to which the Option has become exercisable, by giving written notice of such exercise to the Board or its designated agent.

(C)           Termination of Service.  Subject to Section 8, an Option may not be exercised unless: (1) the Participant is then providing services to the Trust; and (2) the Participant has continuously maintained such relationship since the date of grant of the Option; provided that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations of service, to a date not later than the expiration date of such Option.

(D)          Other Provisions.  Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the Shares acquired upon exercise of such Options, as the Board may prescribe in its discretion or as may be required by applicable law.

(ii)           Restricted Shares.  The Board is authorized to grant Restricted Shares to Participants on the following terms and conditions:

(A)          Issuance and Restrictions.  Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Board may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Board may determine. The Board may place restrictions on Restricted Shares that shall lapse, in whole or in part, only upon the attainment of one or more performance goals.

(B)           Forfeiture.  Subject to Section 8, upon termination of service to the Trust during the applicable restriction period, Restricted Shares and any declared but unpaid distributions that are then subject to restrictions shall be forfeited; provided that the Board may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Board may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(C)           Certificates for Shares.  Restricted Shares granted under the Plan may be evidenced in such manner as the Board shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Trust shall retain physical possession of the certificate.

(D)          Distributions.  Distributions paid on Restricted Shares shall be paid at the distribution payment date, provided that such payments may be held by the Trust until such date as determined by the Board, and in any event shall be payable in cash or reinvested by the Trust in Shares purchased from the Trust for the Fair Market Value of such Shares on the payment date of such distribution. Unless otherwise determined by the Board, Shares distributed in connection with a share split or share distribution, and other property distributed as a distribution, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(iii)          Restricted Share Units.  The Board is authorized to grant Restricted Share Units to Participants, subject to the following terms and conditions:

(A)          Award and Restrictions.  Delivery of Shares, cash or other property, as determined by the Board, will occur upon expiration of the period specified for Restricted Share Units by the Board during which forfeiture conditions apply, or such later date as the Board shall determine. The Board may place restrictions on Restricted Share Units that shall lapse, in whole or in part, only upon the attainment of one or more performance goals.

(B)           Forfeiture.  Subject to Section 8, upon termination of service to the Trust prior to the vesting of a Restricted Share Unit, or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units and any declared but unpaid distribution equivalents that are then subject to deferral or restriction shall be forfeited; provided that the Board may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Board may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(C)           Distribution Equivalents.  Unless otherwise determined by the Board, Restricted Share Units shall be credited with distribution equivalents at such time as distributions, whether in the form of cash, Shares or other property, are paid with respect to the Shares. Unless otherwise determined by the Board, any such distribution equivalents shall be paid on the distribution payment date to the Participant as though each Restricted Share Unit held by such Participant were an outstanding Share.

(iv)          LTIP Units.  The Board is authorized to grant LTIP Units to Participants, subject to the following terms and conditions:

(A)          Award and Restrictions.  Delivery of OP Units, Shares, cash or other property, and the right to convert vested units to Shares, as determined by the Board, will occur upon expiration of the period specified for LTIP Units by the Board during which forfeiture conditions apply, or such later date as the Board shall determine. The Board may place restrictions on LTIP Units that shall lapse, in whole or in part, only upon the attainment of one or more performance goals.

(B)           Forfeiture.  Subject to Section 8, upon termination of service to the Trust prior to the vesting of an LTIP Unit, or upon failure to satisfy any other conditions precedent to the delivery of OP Units, Shares or cash to which such LTIP Units relate, all LTIP Units and any accrued but unpaid distributions or allocations that are then subject to restriction shall be forfeited; provided that the Board may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to LTIP Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Board may in other cases waive in whole or in part the forfeiture of LTIP Units.

(C)           Certificates for LTIP Units.  LTIP Units granted under the Plan may be evidenced in such manner as the Board shall determine. If certificates representing LTIP Units are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such LTIP Units, and the Trust shall retain physical possession of the certificate.

(D)          Distributions.  Unless otherwise determined by the Board, distributions and allocations with respect to LTIP Units shall be paid or made at the distribution or allocation payment date, as applicable, provided that such payments or allocations may be held by the Trust until such date as determined by the Board, and in any event shall be payable in cash or reinvested by the Trust in Shares purchased from the Trust for the Fair Market Value of such Shares on the payment date of such distribution or allocation. Unless otherwise determined by the Board, Shares and/or OP Units distributed in connection with a share split or share distribution, and other property distributed as a distribution, shall be subject to restrictions and a risk of forfeiture to the same extent as the LTIP Units with respect to which such Shares or other property has been distributed.

(v)           Other Share-Based Awards.  The Board is authorized to grant Awards to Participants in the form of Other Share-Based Awards, as deemed by the Board to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with vesting, value and/or payment contingent upon the attainment of one or more performance goals. The Board shall determine the terms and conditions of such Awards at the date of grant or thereafter. Without limiting the generality of this paragraph, Other Share-Based Awards may include grants of Shares that are not subject to any restrictions or a substantial risk of forfeiture.

Section 7.               Automatic Grant of Awards to Independent Trustees

(a)           Automatic Grant of Awards.  Each Independent Trustee shall be granted 2,250 Restricted Share Units upon the completion of the Initial Public Offering.  Such Restricted Share Units shall vest in full and the restrictions thereon lapse on the one-year anniversary of the date of grant.  Any Independent Trustee appointed or elected to the Board for the first time following the completion of the Initial Public Offering shall automatically be granted (under this Plan or another applicable Trust equity incentive plan) 2,250 Restricted Share Units on his or her date of appointment or election, which Restricted Share Units shall vest in full and the restrictions thereon lapse on the one-year anniversary of the date of grant.  Unless otherwise determined by the Board at the time of payment, each Restricted Share Unit shall represent the right to receive one Share upon the date on which the restrictions applicable to such Restricted Share Unit lapse.  Restricted Share Units shall be entitled to Distribution Equivalents as provided in the Award Agreements with regard to the Restricted Share Units.

(b)           Non-Transferability; Book Accounts.

(i)            Common Shares issuable with respect to the Restricted Share Units granted under this Section 7 shall be transferable, subject to any restrictions imposed by applicable law, by an Independent Trustee immediately on the date upon which the Restricted Share Units become vested and the restrictions thereon lapse.

(ii)           The Trust shall establish a book account, in the name of each applicable Independent Trustee, with respect to the award of the Restricted Share Units.

(c)           Discretionary Grants of Awards.  The Board, in its discretion, may grant additional Awards to the Independent Trustees. Any such grant may vary among individual Independent Trustees.

(d)           Limited to Independent Trustees.  The provisions of this Section 7 shall apply only to Awards granted or to be granted to Independent Trustees, shall be interpreted as if this Section 7 constituted a separate plan of the Trust and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Award granted under this Plan to a Participant who is not an Independent Trustee of the Trust. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this Section 7 shall govern the rights and obligations of the Trust and Independent Trustees respecting Awards granted or to be granted to Independent Trustees.

Section 8.               Acceleration of Awards.

(a)           Independent Trustees.  Unless otherwise determined by the Board and set forth in an individual Award Agreement, in the event that the service to the Trust of a Participant who is an Independent Trustee is terminated other than pursuant to a Removal for Cause, any Award held by such Participant that was not previously vested and/or exercisable shall become fully vested and/or exercisable, and any performance conditions imposed with respect to such Award shall be deemed to be fully achieved.

(b)           Change in Control.  Unless otherwise determined by the Board and set forth in an individual Award Agreement, upon a Change in Control, any Award held by a Participant that was not previously vested and/or exercisable shall become fully vested and/or exercisable, and any performance conditions imposed with respect to such Award shall be deemed to be fully achieved.

(c)           Termination of Management Agreement.  Unless otherwise determined by the Board and set forth in an individual Award Agreement, upon termination of the Management Agreement other than for Cause (as defined in the Management Agreement), any Award held by a Participant that was not previously vested and/or exercisable shall become fully vested and/or exercisable, and any performance conditions imposed with respect to such Award shall be deemed to be fully achieved.

Section 9.               General Provisions.

(a)           Nontransferability.  Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Participant except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative.

(b)           No Right to Continued Service, etc.  Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue as a trustee of, or continue to provide services to, the Trust or any parent, subsidiary or Affiliate of the Trust or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Trust to terminate such Participant’s service.

(c)           Taxes.  The Trust or any parent or subsidiary of the Trust is authorized to withhold from any Award granted any payment relating to an Award under the Plan, including from a distribution of Shares, or any other payment to a Participant, amounts of applicable withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Board may deem advisable to enable the Trust and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. The Board may provide in the Award Agreement that in the event that a Participant is required to pay any amount to be withheld in connection with the issuance of Shares in settlement or exercise of an Award, such Participant may satisfy such obligation (in whole or in part) by electing to have the Trust withhold a portion of the Shares to be received upon settlement or exercise of such Award that is equal to the minimum amount required to be withheld.

Notwithstanding the foregoing, a Participant who is not an employee of the Trust, the Manager or PLS or any parent or subsidiary of the Trust, the Manager or PLS shall be solely responsible for the payment of any taxes that may become payable by such Participant which arise from the issuance, vesting or exercise of any Award granted to it by the Trust under the Plan.

(d)           Effective Date; Amendment and Termination.

(i)            The Plan shall take effect upon the Effective Date, subject to the approval of the Trust’s shareholders.

(ii)           The Board may at any time and from time to time terminate, amend, modify or suspend the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires shareholder approval in order for the Plan to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of shareholders. The Board may at any time and from time to time amend any outstanding Award in whole or in part. Notwithstanding the foregoing sentence of this clause (ii), no amendment or modification to or suspension or termination of the Plan or amendment of any Award shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted under the Plan.

(e)           Expiration of Plan.  Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted.

(f)            Deferrals.  Subject to applicable law, the Board shall have the authority to establish such procedures and programs that it deems appropriate to provide Participants with the ability to defer receipt of cash, Shares, OP Units or other property payable with respect to Awards granted under the Plan.

(g)           No Rights to Awards; No Shareholder Rights.  No Participant shall have any claim to be granted any Award under the Plan. There is no obligation for uniformity of treatment among Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a shareholder with respect to any Shares covered by the Award until the date of the issuance of such Shares and, if such Shares are evidenced by certificates, the delivery of a certificate evidencing such Shares.

(h)           Unfunded Status of Awards.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Trust.

(i)            No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)            Regulations and Other Approvals.

(i)            The obligation of the Trust to sell or deliver Shares and/or OP Units with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

(ii)           Each Award is subject to the requirement that, if at any time the Board determines, in its absolute discretion, that the listing, registration or qualification of Shares and/or OP Units issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares and/or OP Units, no such Award shall be granted or payment made or Shares and/or OP Units issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

(iii)          In the event that the disposition of Shares and/or OP Units acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares and/or OP Units shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Board may require a Participant receiving Shares and/or OP Units pursuant to the Plan, as a condition precedent to receipt of such Shares and/or OP Units, to represent to the Trust in writing that the Shares and/or OP Units acquired by such Participant are acquired for investment only and not with a view to distribution.

(iv)          The Board may require a Participant receiving Shares and/or OP Units pursuant to the Plan, as a condition precedent to receipt of such Shares and/or OP Units, to enter into a shareholder agreement or “lock-up” agreement in such form as the Board shall determine is necessary or desirable to further the Trust’s interests.

(v)           All Awards under the Plan are intended to comply with any applicable requirements of Section 409A of the Code and the regulations thereunder, and no Award, deferral, election, payment or other action shall be permitted to the extent it would violate such requirements.

(k)           Limitation of Ownership. No Award shall be issued under the Plan to any Person who after such Award would beneficially own, or be deemed to own, more than 9.8% by vote or value, whichever is more restrictive, of the outstanding Shares, or 9.8% by vote or value, whichever is more restrictive, of the outstanding shares of beneficial interest of the Trust, unless the foregoing restriction is expressly and specifically waived by action of the Board.

(l)            Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of Maryland without giving effect to the conflict of laws principles thereof.